                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                  FORM 8-K/A
                              (Amendment  No. 1)

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 26, 1997
                                                       -----------------

                             INFOCURE CORPORATION
      ------------------------------------------------------------------
              (exact name of registrant as specified in chapter)



         Delaware                    001-12799                    58-2271614
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)



1765 The Exchange, Suite 450, Atlanta, GA                      30339
--------------------------------------------------------------------------------
(Address of principal executive office)                      (zip code)


       Registrant's telephone number, including area code:  770-221-9990
                                                            ------------


                                Former Address
                                --------------
               (2970 Clairmont Rd, Suite 950, Atlanta, GA 30329)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired.

         September 30, 1997 and December 31, 1996 Audited Financial Statements of Professional On-Line Computer, Inc. are attached hereto.

         (b)  Pro Forma Financial Information.

         Unaudited Pro Forma Condensed Consolidated Financial Statements are attached hereto.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            INFOCURE CORPORATION
                                            (Registrant)


Date:  February 9, 1998                     by: /s/ Frederick L. Fine
                                            -------------------------
                                            Frederick L. Fine
                                            Chief Executive Officer, President

                         INDEX TO FINANCIAL STATEMENTS
                             InfoCure Corporation
                                  Form 8-K/A



September 30, 1997 and December 31, 1996 Audited Financial Statements of Professional On-Line Compunter, Inc.
--------------------------------------------------------------------------------

Report of Independent Certified Public Accountants ..........................F-2

Balance Sheets ..............................................................F-3

Statements of Income and Retained Earnings ..................................F-5

Statements of Cash Flows ....................................................F-6

Notes to Financial Statements ...............................................F-7



InfoCure Corporation Pro Forma Condensed Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

Pro Forma Condensed Consolidated Statements of Operations
     For the nine months ended October 31, 1997 ............................F-14
     For the year ended January 31, 1997 ...................................F-15

Notes to Pro Forma Condensed Consolidated Financial Statements .............F-16

Report of Independent Certified Public Accountants


To the Board of Directors
Professional On-Line Computer, Inc.
Saginaw, Michigan

We have audited the accompanying balance sheets of Professional On-Line Computer, Inc. as of September 30, 1997 and December 31, 1996, and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1997 and year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional On-Line Computer, Inc. as of September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows nine months ended September 30, 1997 and year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                  BDO SEIDMAN, LLP

Atlanta, Georgia
October 17, 1997

                      Professional On-Line Computer, Inc.

                                Balance Sheets

                                                September 30,    December 31,
                                                    1997             1996
                                                -------------    ------------
Assets

Current Assets
  Cash and equivalents                          $   384,361      $   380,177
  Accounts receivable
  Trade, net of allowance for doubtful
    accounts of $80,000 in 1997 and 1996            608,133        1,156,724
  Related parties                                   147,879          131,307
  Prepaid expenses                                   28,467           42,687
  Other current assets                               14,211           12,925
                                                -----------      -----------

Total Current Assets                              1,183,051        1,723,820

Property and Equipment, net of
  accumulated depreciation and amortization         138,856          157,494
                                                -----------      -----------

                                                $ 1,321,907      $ 1,881,314
                                                -----------      -----------


See accompanying notes to financial statements.

                      Professional On-Line Computer, Inc.

                                Balance Sheets

                                                                           September 30,        December 31,
                                                                               1997                1996
                                                                          ---------------      --------------
Liabilities and Stockholders' Equity

Current Liabilities
  Accounts payable
    Trade                                                                   $   63,805           $  344,291
    Related party                                                               50,003               62,295
  Accrued expenses
    Compensation and payroll taxes                                              52,359               34,176
    Other taxes                                                                 18,959               32,120
    Interest                                                                         -               74,993
    Other                                                                       34,246               30,042
  Deferred revenue                                                             141,060              107,621
  Customer deposits                                                             68,813               68,813
  Covenant not to compete                                                            -              405,007
  Current portion of notes payable to stockholders                              62,738              167,605
  Current portion of capital lease obligations                                  25,478               88,974
                                                                            ----------           ----------
Total Current Liabilities                                                      517,461            1,415,937

Notes Payable Stockholders, less current portion                               332,365              111,593

Capital Lease Obligations, less current portion                                 30,999                3,595
                                                                            ----------           ----------
Total Liabilities                                                              880,825            1,531,125
                                                                            ----------           ----------
Commitments and Contingencies

Stockholders' Equity
  Common stock, $1.00 par, 500 shares authorized,
   issued and outstanding                                                          500                  500
  Additional paid-in capital                                                     1,000                1,000
  Retained earnings                                                            439,582              348,689
                                                                            ----------           ----------

Total Stockholders' Equity                                                     441,082              350,189
                                                                            ----------           ----------

                                                                            $1,321,907           $1,881,314
                                                                            ----------           ----------

See accompanying notes to financial statements.

                      Professional On-Line Computer, Inc.

                  Statements of Income and Retained Earnings


                                                     Nine Months
                                                        Ended       Year Ended
                                                     September 30,  December 31,
                                                         1997           1996
                                                     -------------  ------------
Revenues
  System and software sales                           $  602,874     $1,274,462
  Maintenance and services                             1,951,977      2,398,977
  Other                                                   14,648         28,505
                                                      ----------     ----------

Total Revenues                                         2,569,499      3,701,944
                                                      ----------     ----------

Operating Costs and Expenses
  Personnel                                              856,527      1,220,583
  Cost of services                                       421,458        580,172
  Cost of hardware and software sales                    137,208        574,364
  Depreciation and amortization                           93,658        492,056
  Other selling, general and administrative              625,448        745,822
                                                      ----------     ----------

Total Operating Costs and Expenses                     2,134,299      3,612,997
                                                      ----------     ----------

Income From Operations                                   435,200         88,947
                                                      ----------     ----------

Other Income (Expense)
  Interest income                                         36,649         39,397
  Gain on sale of assets                                  11,411         24,592
  Interest expense                                      (177,945)       (54,275)
                                                      ----------     ----------

Total Other Income (Expense)                            (129,885)         9,714
                                                      ----------     ----------

Net Income                                               305,315         98,661

Retained Earnings, beginning of period                   348,689        250,028

Distributions                                           (214,422)             -
                                                      ----------     ----------

Retained Earnings, end of period                      $  439,582     $  348,689
                                                      ----------     ----------

See accompanying notes to financial statements.

                      Professional On-Line Computer, Inc.

                           Statements of Cash Flows

                                                     Nine Months
                                                        Ended        Year Ended
                                                    September 30,   December 31,
                                                        1997            1996
                                                    -------------   ------------
Cash Flows From Operating Activities
  Net income                                          $ 305,315       $  98,661
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Depreciation and amortization                      93,658         492,056
      Gain on sale of property and equipment            (11,411)        (24,592)
      Changes in current assets and liabilities:
        Accounts receivable                             532,019        (641,078)
        Prepaid expenses and other current assets        12,934          21,024
        Accounts payable                               (292,778)        282,882
        Accrued expenses                                (65,767)         11,928
        Deferred revenue                                 33,439          28,023
                                                      ---------       ---------

Net Cash Provided By Operating Activities               607,409         268,904
                                                      ---------       ---------

Cash Flows From Investing Activities
  Proceeds from sale of property and equipment           14,302          26,397
  Purchase of property and equipment                    (13,068)         (6,200)
                                                      ---------       ---------

Net Cash Provided By Investing Activities                 1,234          20,197
                                                      ---------       ---------

Cash Flows From Financing Activities
  Increase (decrease) in loans from stockholders        115,905        (252,263)
  Payments on debt and capital lease obligations       (505,942)       (219,605)
  Distributions                                        (214,422)              -
                                                      ---------       ---------

Net Cash Used In Financing Activities                  (604,459)       (471,868)
                                                      ---------       ---------

Net Change in Cash                                        4,184        (182,767)

Cash and equivalent, at beginning of period             380,177         562,944
                                                      ---------       ---------

Cash and equivalents, at end of period                $ 384,361       $ 380,177
                                                      ---------       ---------

See accompanying notes to financial statements.

                      Professional On-Line Computer, Inc.

                        Notes to Financial Statements


1.  Summary of          Description of Business
    Significant
    Accounting          Professional On-Line Computer, Inc. (the "Company")
    Policies            develops, sells, installs and services computer software
                        for the medical industry throughout the midwest United
                        States. The Company also sells computer hardware and supplies. Costs of sales and services are included in operating costs and expenses.

                        Revenue Recognition

                        Revenue from sales of hardware and software is recognized when products are delivered. Revenue from maintenance and support service contracts is recognized ratably over the contract period. Deferred revenues include the unearned portion of all maintenance agreements. Revenue from other services is recorded when the service is performed.

                        Cash Equivalents

                        Cash equivalents are short-term, highly liquid investments consisting of money market funds.

                        Property and Equipment

                        Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of the assets using straight-line methods. Gains and losses arising from disposal of property and equipment are included in income.

                        Capitalized Software Development Costs

                        Certain costs incurred in the internal development of computer software and costs of purchased computer software, which is to be licensed, sold, or otherwise marketed, are capitalized and amortized on a straight-line basis over the expected useful life of the individual software products (generally four years). Development costs include detailed design, prototyping, coding, testing, documentation, production and quality assurance. Such costs are capitalized once the product's technological feasibility is established and amortization commences after the product is available for general release. Amortization of capitalized software development costs for the year ended December 31, 1996, was approximately $267,000. As of December 31, 1996, all capitalized software development costs have been fully amortized.

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements


          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Concentrations of Credit Risk

          Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. At times such cash and equivalents in banks are in excess of the respective financial institution's FDIC insurance limit. The Company attempts to minimize accounts receivable credit risk by reviewing all customers' credit history before extending credit and by monitoring customers' credit exposure on a continuing basis. The Company established an allowance for possible losses on accounts receivable, when necessary, based upon factors surrounding the credit risk of specific customers, historical trends and other information.

          New Accounting Pronouncements

          Statement of Financial Accounting Standards ("SAFS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" was adopted in 1996.

          This statement required that long-lived assets, including certain intangibles, held and used by the Company be reviewed for potential impairment. This new pronouncement did not have a material effect on the Company's financial statements when adopted.

          SFAS No. 130, "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income, its components and accumulated balances. This pronouncement is not expected to have a material impact on the Company's financial statements when adopted.

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements



                        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" is effective for years beginning after December 15, 1997. This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This pronouncement is not expected to have a material impact on the Company's financial statements when adopted.

                        Interim Results

                        Results of operations and cash flows for the nine month period are not necessarily indicative of what results of operations and cash flows will be for an entire year.


2. Property and
   Equipment            Property and equipment consists of the following:


                                                         Estimated     September 30,     December 31,
                                                        Useful Life        1997             1996
                                                        ------------  ---------------   --------------
                        Computer equipment                    3          $346,791         $435,260
                        Equipment under capital               3           490,346          425,503
                           lease
                        Furniture and fixtures                3             7,338           18,383
                        Leasehold improvements                3             2,215            2,215
                                                                        ---------        ---------

                                                                          846,690          881,361

                        Less accumulated
                           depreciation and
                           amortization                                   707,834          723,867
                                                                        ---------        ---------

                                                                         $138,856         $157,494
                                                                        ---------        ---------


                        Depreciation expense, including that on equipment under capital lease, was $93,658 and $225,473 for the nine months ended September 30, 1997 and year ended December 31, 1996, respectively. Accumulated depreciation on the equipment under capital leases was $411,691 and $359,916 at September 30, 1997 and December 31, 1996, respectively.

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements



3.  Note Payable        During 1997 the Company entered into an installment note
    Stockholders        payable with one of the stockholders. The outstanding
                        balance on the note was $395,103 as of September 30, 1997. The note is payable in monthly installments of $8,898 including interest at 12% until paid in full. The note is collateralized by the assets of the Company.

                        At December 31, 1996, the Company had one unsecured installment note payable outstanding with each of the two stockholders of the Company. The outstanding balance on these notes totalled $279,198 at December 31, 1996. The notes were payable in monthly installments totalling $16,000 including interest at 10% until paid in full. Both notes were paid in full during 1997.

                        The aggregate maturities are as follows:

                                 Year                           Amount
                                 ----                           ------

                                 1998                           $ 62,738
                                 1999                             70,694
                                 2000                             79,660
                                 2001                             89,763
                                 2002                             92,248

4.  Covenant Not        In connection with the stockholders purchase of the
    to Compete          Company in 1990, the Company entered into a covenant not
                        to compete agreement with the former stockholders. The total liability amounted to $800,000 (including interest imputed at 9%) to be paid in annual installments of $160,000, including interest, through March 1995.

                        After two installments, the Company ceased making payments as the Company believed the former stockholders were engaging in activities that were in violation of the agreement. This matter was resolved in August 1997 to the detriment of the Company. As a result, the Company paid in full the principal and interest outstanding on this note. Additionally, the Company was required to pay approximately $178,000 in additional costs which it expensed during 1997.

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements


5. Related Party    The Company's stockholders are owners in several companies
   Transactions     that conduct business with the Company. The balance due
                    from (to) related companies are as follows:

                                               September 30,    December 31,
                                                   1997            1996
                    Net Med, Inc.               $  141,584       $  130,862
                    PICI, Inc.                       6,295              445
                                                ----------       ----------

                                                $  147,879       $  131,307
                                                ----------       ----------

                    Pro Con 400, Inc.           $  (50,003)      $  (62,295)
                                                ----------       ----------

                    A summary of significant income and expense transactions between related companies which are included in the statements of operations are as follows:

                                                   Nine Months Ended          Year Ended
                                                   September 30, 1997       December 31,1997
                    Consulting Services From
                     Pro Con 400, Inc.                 $   55,763             $  118,718
                                                       ----------             ----------
                    Programming Revenue To
                     Net Med, Inc.                     $   10,673             $  130,724
                                                       ----------             ----------

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements



6.  Leases              The Company leases certain equipment under capital
                        leases expiring at various dates through March 2000.
                        Future minimum lease payments as of September 30, 1997 are as follows:

                                Year                                 Amount
                                ----                                 ------

                                1998                                 $ 40,173
                                1999                                   19,661
                                2000                                   11,195
                                                                     --------

                        Total minimum lease payments                   71,029

                        Less amount representing interest              14,552
                                                                     --------

                        Present value of net minimum lease payments    56,477

                        Less current portion                           25,478
                                                                     --------

                        Long-term portion                            $ 30,999
                                                                     --------

                        The Company is obligated under terms of operating leases for its office facilities, certain equipment and vehicles expiring at various dates through September 2000. Future minimum payments under these operating leases as of September 30, 1997 are as follows:

                                Year                                 Amount
                                ----                                 ------

                                1998                                 $112,753
                                1999                                  109,598
                                2000                                    4,236
                                                                     --------

                                                                     $226,587
                                                                     --------

                        Rent expense was approximately $85,000 and $124,000 for the nine months ended September 30, 1997 and year ended December 31, 1996, respectively.

                      Professional On-Line Computer, Inc.

                         Notes to Financial Statements

7.  Employee            The Company maintains a 401(k) plan for its eligible
    Benefit Plan        employees. In addition to the amount deferred by each
                        employee, the Company matches 25% of the first four percent of employee contributions. Expense related to this plan was $4,020 and $4,806 for the nine months ended September 30, 1998 and year ended December 31,
                        1996, respectively.

8.  Income Taxes        The Company has elected to be taxed as an "S"
                        Corporation under the provisions of Subchapter S of the Internal Revenue Code. As such, the profits of the Company are taxed on the individual income tax returns of the stockholders. Accordingly, no provisions for income taxes has been made in the accompanying financial statements.

9.  Major               Two customers, each individually accounting for at least
    Customers           10% of total revenues, accounted for 25% of total
                        revenues in 1997 and one customer accounted for 20% of total revenues in 1996.

10. Supplemental                              Nine Months Ended   Year Ended
    Disclosures of Cash                         September 30,     December 31,
    Flow Information                                1997              1996
                                              -----------------   ------------

                        Cash paid for
                          interest               $  252,940        $   58,350
                                                 ----------        ----------

                        Non-Cash Investing Activities

                        The Company entered into capital lease obligations totalling $64,843 for new equipment during the nine months ended September 30, 1997 and $38,749 for the year ended December 31, 1996.

11. Subsequent          The Company has entered into negotiations with the
    Event               InfoCure Corporation ("InfoCure"), whereby InfoCure
                        would acquire substantially all of the assets and assumes certain liabilities of the Company in exchange for an estimated $3,000,000 cash and $500,000 in the form of common stock of InfoCure. An additional $750,000 in the form of common stock of InfoCure would be contingently issuable upon meeting certain gross profit criteria for the two twelve month periods following the consummation of the transaction. The sale is expected to occur in the fourth quarter of 1997.

                              InfoCure Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                   For the Nine Months Ended October 31, 1997
                      (in thousands, except per share data)
                                   (Unaudited)

                                                      Acquisition
                                                      of Founding         Pro Forma
                                    InfoCure          Businesses         Adjustments [1]      Subtotal
                                 ---------------    ----------------   -----------------    --------------
Revenues                              9,703               5,189                   0            14,892
Cost of revenues                      2,630               1,568                   0             4,198
                                 -------------------------------------------------------------------------
  Gross profit                        7,073               3,621                   0            10,694
Operating expenses                    6,224               3,161                (360)            9,025
                                 -------------------------------------------------------------------------
  Operating income                      849                 460                 360             1,669
Other expense (income)                  134                  71                (156)               49
                                 -------------------------------------------------------------------------
Income before taxes                     715                 389                 516             1,620
Taxes (benefit)                         323                 175                 253               751
                                 -------------------------------------------------------------------------
Net income                         $    392            $    214            $    263          $    869
                                 =========================================================================


                                   Acquisition            Other            Pro Forma
                                    of POLCI          Acquisitions        Adjustments           Total
                                 ---------------    ----------------   -----------------    --------------
Revenues                              2,284               1,543                   0            18,719
Cost of revenues                        497                 391                   0             5,086
                                 -------------------------------------------------------------------------
  Gross profit                        1,787               1,152                   0            13,633
Operating expenses                    1,405                 968                (104)[A]        11,294
                                 -------------------------------------------------------------------------
  Operating income                      382                 184                 104             2,339
Other expense (income)                  114                  (2)                176 [B]           337
                                 -------------------------------------------------------------------------
Income before taxes                     268                 186                 (72)            2,002
Taxes (benefit)                           0                   0                 150 [C]           901
                                 -------------------------------------------------------------------------
Net income                         $    268            $    186            $   (222)         $  1,101
                                 =========================================================================

Pro forma income per share                                                                   $   0.19
                                                                                            ==============

Shares used in computing pro forma income per share                                             5,737
                                                                                            ==============

See notes to pro forma condensed consolidated financial statements.

                              InfoCure Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                       For the Year Ended January 31, 1997
                      (in thousands, except per share data)
                                   (Unaudited)

                                       AMC             Acquisition
                                   (Predecessor        of Founding          Pro Forma
                                     Company)           Businesses         Adjustments [1]      Subtotal
                                 -----------------   -----------------   -----------------    ------------
Revenues                                2,495              16,611                   0            19,106
Cost of revenues                          475               5,181                   0             5,656
                                 -------------------------------------------------------------------------
  Gross profit                          2,020              11,430                   0            13,450
Operating expenses                      2,580              10,793              (1,918)           11,455
                                 -------------------------------------------------------------------------
  Operating income                       (560)                637               1,918             1,995
Other expense (income)                     77                 209                (254)               32
                                 -------------------------------------------------------------------------
Income before taxes                      (637)                428               2,172             1,963
Taxes (benefit)                          (891)                173               1,656               938
                                 -------------------------------------------------------------------------
Net income                           $    254            $    255            $    516          $  1,025
                                 =========================================================================

                                   Acquisition            Other               Pro Forma
                                     of POLCI          Acquisitions          Adjustments          Total
                                 -----------------   -----------------     -----------------  ------------
Revenues                                3,702               2,746                   0              25,554
Cost of revenues                        1,155                 820                   0               7,631
                                 -------------------------------------------------------------------------
  Gross profit                          2,547               1,926                   0              17,923
Operating expenses                      2,458               1,654                (417)[A]          15,150
                                 -------------------------------------------------------------------------
  Operating income                         89                 272                 417               2,773
Other expense (income)                    (10)                  0                 440 [B]             462
                                 -------------------------------------------------------------------------
Income before taxes                        99                 272                 (23)              2,311
Taxes (benefit)                             0                   0                 152 [C]           1,090
                                 -------------------------------------------------------------------------
Net income                           $     99            $    272            $   (175)         $    1,221
                                 =========================================================================

Pro forma income per share                                                                     $     0.21
                                                                                              ============

Shares used in computing pro forma income per share                                                 5,737
                                                                                              ============

See notes to pro forma condensed consolidated financial statements.

                             INFOCURE CORPORATION
        Notes to Condensed Consolidated Pro Forma Financial Statements
                                  (unaudited)



NOTE 1 - BASIS OF PRESENTATION

InfoCure Corporation ("InfoCure" and together with InfoCure subsidiaries the "Company") was formed on December 3, 1996 to acquire certain healthcare practice management companies in order to offer a comprehensive array of healthcare practice management systems. On July 10, 1997, contemporaneous with the closing of the Company's initial public offering, the Company completed the acquisition of (i) American MedCare Corporation ("AMC")(the "Predecessor Company")(the parent of International Computer solutions, Health Care Division and Millard-Wayne, Inc.); (ii) DR Software, Inc.; (iii) KComp Management Systems, Inc.; and
(iv) Rovak, Inc. AMC acquired Health Care Division effective December 3, 1996 and Millard-Wayne, Inc. effective July 10, 1997. The foregoing acquired companies (except for AMC as the Predecessor Company) are referred to in the condensed consolidated pro forma financial statements as the "Founding Businesses".

The accompanying unaudited condensed consolidated pro forma financial statements are presented to illustrate the effect on the Company's historical results of operations of (i) the acquisition of the Founding Businesses as discussed above;
(ii) the acquisition, effective as of October 1, 1997, of the assets, subject to the assumption of certain liabilities, of Professional On-Line Computers, Inc. (POLCI"); and (iii) the acquisitions, effective as of October 1, 1997, of the capital stock of SoftEasy, Inc. ("SoftEasy") and certain health care assets, subject to the assumption of certain health care liabilities, of Commercial Computers, Inc. ("CCI") (SoftEasy and CCI are collectively referred to as the "Other Acquisitions"). The Company's historical balance sheet as of October 31, 1997, as previously filed with the Commission on Form 10-Q, includes the effects of each of the foregoing acquisitions, accordingly, an unaudited condensed consolidated pro forma balance sheet as of October 31, 1997 is not provided herein.

The unaudited condensed consolidated pro forma statements of operations have been prepared as if the acquisitions had been consummated at the beginning of the respective periods presented. The pro forma statement of operations for the year ended January 31, 1997 combines the Company's statement of operations for that period with (i) the respective statements of operations for each of the Founding Businesses for the periods as described in the Company's registration statement on Form SB-2 on file with the Commission; and (ii) the respective statements of operations for POLCI and the Other Acquisitions for the year ended December 31, 1997. The pro forma statement of operations for the nine months ended October 31, 1997 combines the Company's statement of operations for that period with (i) the respective statements of operations for each of the Founding Businesses for the approximate five and one-half month period from January 1, 1997; plus the period from July 10, 1997 (date of acquisition to October 31, 1997 (except for Health Care Division whose results of operations are included for the nine months ended October 31, 1997); and (ii) the respective statements of operations for POLCI and the Other Acquisitions for the approximate eight month period ended August 31, 1997 plus the period from October 1, 1997 (date of acquisition) to October 31, 1997.

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The pro forma adjustments described in Note 2 below are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed consolidated data presented herein do not purport to represent what the Company's results of operations would actually have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's results of operations for any future period or the future results of the Company.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

     [1] The pro forma adjustments with respect to the Founding Businesses are described in the Company's registration statement on Form SB-2 on file with the Commission.

     [A] To adjust costs and expenses to reflect the termination of certain personnel and and the changes in the salaries of other personnel specifically provided for in the acquisition and related agreements. To adjust depreciation and amortization to reflect the adjusted bases of POLCI, SoftEasy and CCI assets. Goodwill resulting from the acquisitions will be amortized over a 15 year period.

     [B] To adjust interest expense to reflect the increase in debt in connection with the acquistions.

     [C]   To adjust income tax expense.



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